Exhibit 99.1

Tingo Group, Inc. Reports Second Quarter 2023 Financial Results

Net Revenues for the Second Quarter 2023 of $977.2 Million, an Increase of 8,072% Compared to Q2 2022

Removal of Certain of Nigeria’s Foreign Exchange Restrictions Expected to Accelerate Dollarization of Business, However U.S. Dollar Conversion of Financial Results of Tingo Mobile and Tingo Foods for Second Quarter Adversely Impacted by Devaluation of Naira

Export Business Commenced Sales in May 2023, Generating $348.0 Million of Revenues in Q2 2023

Investment Purchase of 6 Million Tingo Mobile Handsets for New All Farmers Association of Nigeria Customers, Expected to be Delivered within the next 60 days

Announces Board Approval of Quarterly Dividends, to Set Record Data as Soon as Practicable

Management to Host Conference Call Today at 8:00 a.m. Eastern Time

MONTVALE, NJ – August 31, 2023 – Tingo Group, Inc. (NASDAQ: TIO) (“Tingo” or the “Company”), a profitable and fast growing fintech, agri-fintech and food company, today announced its financial results for the quarter ended June 30, 2023.

Highlights & Recent Developments

Financial Results

●	Net revenues of Tingo Group for the second quarter 2023, were $977.2 million, compared to $12.0 million for the second quarter 2022, up 8,072%.

●	Revenue growth of 14.8% compared to the first quarter of 2023 was achieved despite the devaluation of the Naira against the U.S. Dollar of 66.4%, and the change of Nigeria’s’ Presidential Administration adversely impacting economic conditions.

●	Gross profit of Tingo Group for the second quarter 2023, was $346.0 million, compared to gross profit of $2.1 million for the second quarter 2022.

●	Operating profit of Tingo Group for the second quarter 2023, was $181.7 million, compared to a loss of $13.8 million for the second quarter 2022.

●	EBITDA[1] of Tingo Group for the second quarter 2023, was $283.1 million, compared to a EBITDA[1] Loss of $12.2 million for the second quarter 2022.

●	EBITDA[1] per share attributable to Tingo Group for the first half 2023 of $4.03 based on the weighted average shares outstanding at June 30, 2023, and $1.25 per share on a fully diluted basis.

●	Profit after tax per share attributable to Tingo Group for the first half 2023, of $1.68 based on the weighted average shares outstanding at June 30, 2023, and $0.52 per share on a fully diluted basis.

●	Tingo Group invested heavily in the growth of Tingo Mobile, Tingo Foods and Tingo DMCC during the quarter, including: (i) making an upfront payment of $434.2 million on the purchase of 6 million handsets for new AFAN customers; (ii) prepaying AFAN for produce for Tingo Foods and settling their brought forward payables, resulting in a total net outlay of $336.1 million; and (iii) self-funding stock purchases of $225.8 million for Tingo DMCCs export sales, the revenues for which are scheduled to be received during the third quarter. In addition, tax payments totaling $174.0 million were made for Tingo Mobile on its taxable earnings for fiscal year 2022, and the Company also incurred a foreign exchange loss. As a result, the balance of cash and cash equivalents at June 30, 2023, decreased to $53.2 million, compared to $76.1 million at June 30, 2022.

1EBITDA (Earnings Before Interest Tax Depreciation and Amortization) is considered a non-GAAP measure of financial performance). See reconciliation of EBITDA to Operating Profit in the summarized financial results below.

Operational Milestones

●	Commenced first export sales through Tingo DMCC in May 2023, generating $348.0 million of revenue.

●	Purchased 6 million mobile phone handsets to supply to new AFAN customers. The delivery and distribution of the handsets is expected to occur within the next 60 days and result in a material increase in Tingo Mobile’s revenues and earnings thereafter.

●	Expanded the product range of Tingo Foods through the addition of two new product categories: wheat and maize products. The Tingo Foods business has continued to strengthen its supply chain and also recently onboarded a major new customer.

●	Signed an exclusive agreement with Prime Commodity Exchange (PCX) and AFAN, securing considerable additional supply of produce for Tingo Foods and Tingo DMCC, as well as nationwide warehousing facilities and enhanced commodity trading opportunities.

●	Provided a ₦3 Billion (approximately USD $6.5 Million) loan facility to AFAN, which is expected to be followed by subsequent similar loans, for the purposes of cultivating new farming land for crop production. The first loan is in the process of being utilized by AFAN and its farmers to cultivate 3,000 hectares of new farming land for rice and wheat production, and to accelerate the onboarding of AFAN’s warehouses to the Tingo Mobile partnership with Prime Commodity Exchange (“PCX”).

●	Construction work on the new Tingo Foods processing facility continues to progress. The joint venture construction partner for the facility has confirmed Tingo Foods is expected to be in a position to commence operations by mid-2024.

●	Engaged Independent Counsel to undertake an Independent Investigation into allegations made against the Company.

●	Central Bank of Nigeria is currently processing an application made by Tingo Mobile to convert $20 million of Naira into U.S. Dollars for the purpose of paying the Company’s first quarterly dividend to shareholders.

Darren Mercer, Chief Executive Officer of Tingo Group, commented, “Despite encountering a short-term stagnation of economic activity in Tingo Mobile’s and Tingo Food’s primary geographic market of Nigeria, which was due to the political uncertainty that arose after the country’s election of a new president, we have once again demonstrated the strength, resilience, and considerable potential of our rapidly expanding business.

“The near 70% depreciation of the Naira against the U.S. dollar following the lifting of Nigeria’s foreign exchange restrictions has clearly had an impact on the U.S. dollar conversion of our results for the second quarter. Nonetheless, we have again delivered quarter on quarter revenue growth, which of course would be significantly higher if reported on a domestic currency basis. Moreover, our three core business verticals, namely Tingo Mobile, Tingo Foods and Tingo DMCC, all achieved significant progress and milestones in the quarter and are expected to deliver considerable growth in the second half of the year and beyond.

“Of particular note, our Tingo DMCC export and commodity trading business, which completed its first trades during the quarter and should benefit markedly from the recently signed Afan and PCX partnership agreement, is expected to deliver significant growth in the second half of the year both in terms of revenue and earnings. Most importantly, the majority of Tingo DMCC’s revenues are expected to be received in U.S. dollars or reserve currency equivalents.

“Tingo Mobile is also on track to generate significant growth following the forthcoming delivery and distribution of the 6 million new handsets that were ordered in the second quarter. Each new handset is expected to generate a combination of lease revenues as well as transactional fees and commissions from our Nwassa platform and agricultural marketplace, the latter of which delivers a gross margin of around 98%. In addition, Tingo Mobile, in partnership with AFAN and the Ashanti Investment Trust, aims to fully integrate each new farmer into the Tingo ecosystem, enabling Tingo Foods and Tingo DMCC the opportunity to purchase their crops, thereby creating additional produce to process and/or export.

“Finally, today’s announcement of our commencement to pay a quarterly dividend marks an important part of our strategy for maximizing shareholder value. With our Tingo DMCC export and commodity trading business well placed to deliver significant U.S. dollar denominated revenues and material growth, together with the recent relaxation of foreign exchange controls within Nigeria, it is our goal to increase the dividend payment from next quarter and thereafter.”

Dozy Mmobuosi, Founder & CEO of Tingo Mobile and Tingo Foods, added: “From a business perspective, I am delighted with our second quarter, particularly with our delivery of further growth, despite significant headwinds, and our achievement of several major strategic goals. These accomplishments have though been tainted by the malicious attack we suffered from certain parties in June who, seemingly for their own financial gain, have sought to damage our business and in turn adversely impact the livelihoods of millions of significantly disadvantaged African farmers who rely on the services we provide and our offtake of their produce.

“Turning back to the business, I am pleased to report that the construction contractor of the new Tingo Foods processing facility continues to make good progress and we remain on track for Tingo Foods to commence processing operations by the middle of next year. In the meantime, we are currently expanding the Tingo Foods business in partnership with several third-party rice mills and other food processing companies, and the second quarter saw us add two new product categories and also win a major new customer, all of which we expect will deliver further revenue growth in the second half of the year.

“Ever since I had the ambition to achieve a listing of Tingo Mobile on a major stock exchange, it has been my goal to maximize shareholder value and also give something back to those who invested in us. I am therefore delighted that we have today announced the commencement of a quarterly dividend, which I am confident we will be in a position to grow from next quarter onwards.

“Despite the challenges and distractions our management team have had to endure this quarter, I am immensely proud that we have continued to expand the business and further strengthen our ecosystem to and provide a strong bedrock of support from which to deliver long term growth and shareholder value.”

First Half 2023 Financial Review

●	Net revenues for the six months ended June 30, 2023, were $1,828 million, compared to $21.5 million for the six months ended June 30, 2022, an increase of 8,396%. The increase is mainly attributable to the addition of the Tingo Mobile and Tingo Foods acquisitions completed on December 1, 2022, and February 9, 2023, respectively, and the commencement of export trades through Tingo DMCC in May 2023.

●	Gross profit for the six months ended June 30, 2023, was $732.9 million, or 40% of revenues, compared to $3.3 million, or 15.5% of revenues, for the six months ended June 30, 2022. The increase is mainly attributable to the addition of the Tingo Mobile and Tingo Foods acquisitions completed on December 1, 2022, and February 9, 2023, respectively, and the commencement of export trades through Tingo DMCC in May 2023.

●	Selling and marketing expenses for the six months ended June 30, 2023, were $174.2 million as compared to $3.6 million for the six months ended June 30, 2022. The increase was due to an increase in marketing expenses from the inclusion of sales and marketing expenses for Tingo Foods and Tingo Mobile, which was offset in part by a decrease in marketing expenses for the stock trading businesses.

●	General and administrative expenses for the six months ended June 30, 2023, were $53.0 million, compared to $21.0 million for the six months ended June 30, 2022, mainly attributed to the addition of costs from Tingo Mobile and Tingo Foods, and an increase in share-based payments totalling $3.7 million.

●	Operating profit for the for the six months ended June 30, 2023, was $442.4 million versus an operating loss of $23.7 million for the six months ended June 30, 2022. The increase in profit from operations is mainly attributed to the acquisitions of Tingo Mobile and Tingo Foods and the commencement of export trades through Tingo DMCC, as explained above.

●	Net income for the six months ended June 30, 2023, was $273.2 million compared to a net loss of $23.0 million for the six months ended June 30, 2022, primarily as a result of the acquisitions of Tingo Mobile and Tingo Foods, and the commencement of export trades through Tingo DMCC in May 2023.

●	Consolidated EBITDA[1] for the for the first half of 2023, was $655.3 million compared to Consolidated EBITDA1 Loss of $21.2 million for the six months ended June 30, 2022.

First Quarter 2023 Results Conference Call

Tingo Group CEO, Darren Mercer, Tingo Mobile and Tingo Foods Founder, Dozy Mmobuosi, and Tingo Group CFO, Kevin Chen, will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

A presentation will accompany the conference call, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday August 31, 2023
Time:	8:00 a.m. Eastern Time (5:00 a.m. Pacific Time)
Dial-in:	1-877-704-4453
International Dial-in:	1-201-389-0920
Conference Code:	13740949
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1631924&tp_key=954758cf88

A telephone replay will be available approximately two hours after the call and will run through October 1, 2023, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13740949. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available in the company’s investor relations section here.

About Tingo Group

Tingo Group, Inc. (Nasdaq: TIO) is a global Fintech and Agri-Fintech group of companies with operations in Africa, Southeast Asia and the Middle East. Tingo Group’s wholly owned subsidiary, Tingo Mobile, is a leading Agri-Fintech company operating in Africa, with a comprehensive portfolio of innovative products, including a ‘device as a service’ smartphone and a value-added service platform. As part of its globalization strategy, Tingo Mobile has recently begun to expand internationally and entered into trade partnerships that are contracted to increase the number of subscribed farmers from 9.3 million in 2022 to more than 32 million, providing them with access to services including, among others, the Nwassa ‘seed-to-sale’ marketplace platform, insurance, micro-finance, and mobile phone and data top-up. Tingo Group’s other Tingo business verticals include: TingoPay, a SuperApp in partnership with Visa, that is currently in beta version, offering a wide range of B2C and B2B services including payment services, an e-wallet, foreign exchange and merchant services; Tingo Foods, a food processing business that processes raw foods into finished products such as rice, groundnut oil, nut products, wheat, millet and maize; and Tingo DMCC, a commodity trading platform and agricultural commodities export business based out of the Dubai Multi Commodities Center. In addition to its Tingo business verticals, Tingo Group also holds and operates an insurance brokerage platform business in China; and Magpie Securities, a regulated finance services Fintech business operating out of Hong Kong and Singapore. For more information visit tingogroup.com.

Disclaimer

The information in this news release includes certain information and statements about management and the Company’s board of director’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and: (i) the results of the independent review; (ii) the risk of restatement of the Company’s previously reported financial statements or the identification of one or more material weaknesses in internal control over financial reporting; (iii) costs relating to the independent review, which are likely to be material; (iv) the outcome of any legal proceedings that may be instituted against the Company, including as may result from the independent review and (v) the ability to meet stock exchange continued listing standards. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact

949-491-8235
TIO@mzgroup.us
www.mzgroup.us

TINGO GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$53,195	$500,316
Trade accounts receivable, net	366,022	11,541
Inventories	142	-
Related party receivables	8,812	13,491
Other current assets	153,979	5,828
Total current assets	582,150	531,176

Property and equipment, net	591,282	855,125
Intangible assets, net	292,801	185,407
Goodwill	211,849	101,247
Right of use assets under operating lease	1,400	2,260
Long-term deposit and other non-current assets	463	514
Deferred tax assets	3,549	3,661
Restricted cash escrow	1,379	2,233
Micronet Ltd. equity method investment	315	735
Total long-term assets	1,103,038	1,151,182

Total assets	$1,685,188	$1,682,358

TINGO GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2023	December 31, 2022
LIABILITIES, TEMPORARY EQUITY AND EQUITY

Short-term loan	$165	$460
Trade accounts payable	149,483	11,092
Deposit held on behalf of clients	1,493	2,528
Related party payables	25,606	57,506
Current operating lease liability	834	1,215
Other current liabilities	112,865	192,594
Total current liabilities	290,446	265,395

Long-term loan	-	377
Long-term operating lease liability	507	905
Promissory note	207,912	-
Deferred tax liabilities	108,974	89,597
Other long-term liability	644	-
Accrued severance pay	47	50
Total long-term liabilities	318,084	90,929

Commitment and Contingencies (Note 11)	-	-

Temporary equity
Series B preferred stock subject to redemption: $0.001 par value, 33,687.21 shares authorized and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	553,035	553,035

Stockholders’ Equity:
Series A preferred stock: $0.001 par value, 2,604.28 shares authorized and 0 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	3	3
Common stock: $0.001 par value, 750,000,000 shares authorized, 164,968,599 and 157,599,882 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively	165	158
Additional paid-in capital	893,471	889,579
Accumulated other comprehensive income (loss)	(520,627)	4,367
Accumulated earnings (deficit)	149,785	(123,463)
Tingo Group, Inc. stockholders’ equity	522,797	770,644

Non-controlling interest	826	2,355

Total stockholders’ equity	523,623	772,999

Total liabilities, temporary equity and stockholders’ equity	$1,685,188	$1,682,358

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

TINGO GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD In Thousands, Except Share and Earnings Per Share Data)

	For the six months ended June 30,		For the three months ended June 30,
	2023	2022	2023	2022

Revenues	$1,828,414	$21,521	$977,169	$11,958
Cost of revenues	1,095,544	18,183	631,153	9,885
Gross profit	732,870	3,338	346,016	2,073

Operating expenses:
Research and development	696	941	333	346
Selling and marketing	174,207	3,552	89,139	1,035
General and administrative	53,043	20,991	23,416	13,665
Amortization of intangible assets	23,763	1,594	12,644	797
Loss from deconsolidation of subsidiaries	3,333	-	3,333	-
Impairment of long-term assets and goodwill	35,438	-	35,438	-
Total operating expenses	290,480	27,078	164,303	15,843

Profit (loss) from operations	442,390	(23,740)	181,713	(13,770)
Other income (loss), net	(363)	838	(788)	683
Financial income (expenses), net	(21,377)	(1,089)	(22,821)	(1,167)
Profit (loss) before provision for income taxes	420,650	(23,991)	158,104	(14,254)
Income tax expenses (benefit)	147,695	(1,081)	61,781	(5)

Net profit (loss) after provision for income taxes	272,955	(22,910)	96,323	(14,249)
Loss from equity investment	(420)	(371)	(212)	(187)
Net profit (loss)	272,535	(23,281)	96,111	(14,436)
Net loss attributable to non-controlling interests	(713)	(258)	(397)	(99)

Net profit (loss) attributable to Tingo Group, Inc.	$273,248	$(23,023)	$96,508	$(14,337)

Profit (loss) per share attributable to Tingo Group, Inc.:
Basic profit (loss) per share	$1.68	$(0.18)	$0.59	$(0.11)
Diluted profit (loss) per share	$0.52	$(0.18)	$0.18	$(0.11)

Weighted average common shares outstanding:
Basic	162,764,178	124,455,921	164,199,357	126,431,864
Diluted	525,786,518	124,455,921	527,222,097	126,431,864

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that EBITDA reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that EBITDA is a key measure used by our management team to evaluate our operating performance, generate future operating plans and make strategic decisions. The Company believes EBITDA is useful to investors for the purposes of comparing our results period-to-period and alongside peers and understanding and evaluating our operating results in the same manner as our management team and board of directors.

These supplemental measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. In addition, since these non-GAAP measures are not determined in accordance with GAAP, they are susceptible to varying calculations and may not be comparable to other similarly titled non-GAAP measures of other companies.

EBITDA does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

EBITDA is defined as net income from continuing operations calculated in accordance with GAAP, less net income attributable to non-controlling interests, plus the sum of income tax expense, interest expense, net, depreciation and amortization (“EBITDA”).

The following is a reconciliation of net profit (loss), the most directly comparable GAAP financial measure, to EBITDA (a non-GAAP financial measure) for each of the periods indicated.

	For the Three months ended June 30,
Dollars in Thousands	2023	2022
Net profit (loss) attributable to Tingo Group, Inc.	$96,508	$(14,337)
Adjusted for:
Net loss attributable to non-controlling stockholders	(397)	(99)
Loss from equity investment	212	187
Income tax expenses (benefit)	61,781	(5)
Financial expenses, net	22,821	1,167
Depreciation and amortization	102,202	838
Total EBITDA attributable to Tingo Group, Inc.	$283,127	$(12,249)

	For the Six months ended June 30,
Dollars in Thousands	2023	2022
Net profit (loss) attributable to Tingo Group, Inc.	$273,248	$(23,023)
Adjusted for:
Net loss attributable to non-controlling stockholders	(713)	(258)
Loss from equity investment	420	371
Income tax expenses (benefit)	147,695	(1,081)
Financial expenses, net	21,377	1,089
Depreciation and amortization	213,257	1,709
Total EBITDA attributable to Tingo Group, Inc.	$655,284	$(21,193)